CONSENT OF INDEPENDENT AUDITOR	Grant Thornton UK LLP 4 Hardman Square Spinningfields Manchester M3 3EB T +44 (0) 161 953 6901 www.grant-thornton.co.uk

We have issued our report dated 5 August 2014, with respect to the consolidated financial statements of Aimia Foods Holdings Limited as of 30 June 2013 and for the year ended 30 June 2013, included in this Current Report of Cott Corporation on Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of Cott Corporation on Forms S-3 (File No. 33-182100) and on Forms S-8 (File No. 33-188735, 333-151812, 333-122974, 333-108128, 333-56980 and File No. 33-166507).

GRANT THORNTON UK LLP

Manchester

United Kingdom

11 May 2015

Grant Thornton UK LLP

UK member firm of Grant Thornton International Ltd

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